EXHIBIT 5

PROXY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned beneficial owners of common stock in ValueVision Media, Inc. (the "Company") does hereby constitute and appoint Clinton Relational Opportunity Master Fund, L.P. ("CREL"), the true, lawful and duly authorized substitute, attorney-in-fact and proxy, with full power of substitution and revocation, of the undersigned, for and in the name, place and stead of, the undersigned to (a) vote all shares of the common stock, par value $0.01 (the "Common Stock") of the Company held (including the shares of Common Stock with regard to which the undersigned possesses voting power) by the undersigned and listed on Appendix A with respect to any matter for a term beginning concurrently with the execution of this proxy and terminating on November 21, 2013, (b) vote or otherwise exercise rights of all shares of the Common Stock held by the undersigned and listed on Appendix A to demand a special meeting of stockholders of the Company, (the "Special Meeting") pursuant to Section 302A.433 of the Minnesota Statutes and Article 3, §3.3(a) of the By-laws of the Company for a period beginning concurrently with the execution of this proxy and terminating at the conclusion of such meeting or at any adjournment or postponement of such meeting, and (c) to exercise any and all other rights of the undersigned for all of the shares of the Common Stock held by the undersigned and listed on Appendix A incidental to voting such shares or demanding or calling the Special Meeting and causing the purposes of the authority expressly granted herein to CREL to be carried into effect; provided, however, that nothing granted in this instrument pursuant to subsection (b) herein shall be construed to grant CREL the right, power or authority to vote any shares of Common Stock owned by the undersigned at the Special Meeting.

This Proxy supersedes and replaces any and all previous proxies between the parties shall remain in effect until the conclusion of the Special Meeting.

Date: November 4, 2013

CANNELL CAPITAL LLC

/s/ Carlo Cannell
Name: J. Carlo Cannell
Title: Managing Member

TRISTAN OFFSHORE FUND, LTD.

/s/ Carlo Cannell
Name: J. Carlo Cannell
Title: Managing Member of Cannell Capital LLC, Investment Advisor to Tristan Offshore, Ltd

TRISTAN PARTNERS, L.P.

/s/ Carlo Cannell
Name: J. Carlo Cannell
Title: Managing Member of Cannell Capital LLC, General Partner of and Investment Advisor to Tristan Partners, L.P.

CUTTYHUNK II FUND

/s/ Carlo Cannell
Name: J. Carlo Cannell
Title: Managing Member of Cannell Capital LLC, Investment Advisor to Cuttyhunk II Fund

TONGA PARTNERS, L.P.

/s/ Carlo Cannell
Name: J. Carlo Cannell
Title: Managing Member of Cannell Capital LLC, General Partner of and Investment Advisor to Tonga Partners, L.P.

/s/ Carlo Cannell
J. Carlo Cannell

Appendix A

Proxy Shares

Entity/Voting Power	Number of Shares of Common Stock
Cannell Capital LLC	246,845
Tristan Offshore Fund, Ltd.	257,824
Tristan Partners, L.P.	631,628
Cuttyhunk II Fund	352,107
Tonga Partners, L.P.	568,395